Registration No. 333-_____
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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933

                             CAL-MAINE FOODS, INC.
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)

                DELAWARE                          64-0500378
     -------------------------------     ----------------------------
     (State or other jurisdiction of     (IRS Employer Identification
      incorporation or organization)          Number)

                 3320 WOODROW WILSON DRIVE, JACKSON, MS 39209
           ---------------------------------------------------------
          (Address of Principal Executive Offices including Zip Code)

                 CAL-MAINE FOODS, INC. 1999 STOCK OPTION PLAN
                 --------------------------------------------
                             (Full title of plan)

                              Fred R. Adams, Jr.
               Chairman of the Board and Chief Executive Officer
                             Cal-Maine Foods, Inc.
                           3320 Woodrow Wilson Drive
                               Jackson, MS 39209
                                (601) 948-6813
          ----------------------------------------------------------
          (Name, address and telephone number of agent for services)

                                  Copies to:

                           Peter E. Panarites, Esq.
                        Freedman, Levy, Kroll & Simonds
                   1050 Connecticut Avenue, N.W. (Suite 825)
                            Washington, D.C. 20036
                           Telephone: (202)457-5105
                              Fax: (202)457-5151

                        CALCULATION OF REGISTRATION FEE

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Title of        Amount                       Proposed Maximum
Securities      to be     Proposed Maximum       Aggregate       Amount of
 to be       registered    Offering Price     Offering Price    Registration
Registered      (1)         Per Share (2)          (2)              Fee
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Common Stock,   500,000         $4.03          $2,015,000          $531.96
$.01 par value   shares
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(1)  Includes an  indeterminate  number of shares of Common  Stock that may be issuable by reason of stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act of 1933.

(2) The amounts are based upon the average of the high and low sale prices for the Common Stock as reported on the NASDAQ National Market on June 20, 2000 and are used solely for the purpose of calculating the registration fee pursuant to paragraphs (c) and (h)(1) of Rule 457 under the Securities Act of 1933.

                                    PART I

                      INFORMATION REQUIRED IN PROSPECTUS

      The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the "SEC").

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents previously filed by Cal-Maine Foods, Inc. (the "Company") with the SEC are incorporated in this Registration Statement by reference and deemed to be a part hereof:

      1. The Company's Annual Report on Form 10-K for the fiscal year ended May 29, 1999, filed pursuant to the Securities Exchange Act of 1934 (the "Exchange Act").

      2. The Company's Quarterly Reports on Form 10-Q for the quarters ended August 28, 1999, November 27, 1999, and February 26, 2000, filed pursuant to the Exchange Act.

      3. The description of the Company's Common Stock, par value $.01 per share (the "Common Stock"), contained in the Company's Registration Statement on Form 8-A, as filed on October 28, 1996 under Section 12(g) of the Exchange Act.

      In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing of such documents; PROVIDED, HOWEVER, that the documents enumerated above or subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made by this Registration Statement is in effect prior to the filing with the SEC of the Company's Annual Report on Form 10-K covering such year shall not be deemed incorporated by reference in this Registration Statement and shall not be a part hereof from and after the filing of such Annual Report on Form 10-K.


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

      Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded, to constitute a part of this Registration Statement.

      The Company hereby undertakes to provide without charge to each person who has received a copy of the prospectus to which this Registration Statement relates, upon the written or oral request of any such person, a copy of any or all the documents that have been or may be incorporated by reference into this Registration Statement, other than exhibits to such documents (unless such exhibits are incorporated therein by reference).

Item 4.     DESCRIPTION OF SECURITIES.

      Not Applicable.

Item 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL.

      Not Applicable.

Item 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      The Company may indemnify its directors, officers and certain other persons to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time-to-time. In that connection, Article VII of the Company's By-laws contains indemnification and advancement of expenses provisions generally providing that the Company will indemnify its directors, officers, employees and agents to the fullest extent permitted under Section 145 of the Delaware General Corporation Law in connection with any threatened, pending or completed action, suit or proceeding against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with such action, suit or proceeding if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interest of the Company, and, with respect to any criminal proceeding, have no reasonable cause to believe their conduct was unlawful.

Item 7.     EXEMPTION FROM REGISTRATION CLAIMED.

      Not Applicable.


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

Item 8.     EXHIBITS.

 Exhibit
 Number           Description
 -------          -----------

4(a)              Cal-Maine Foods, Inc. 1999 Stock Option Plan.

5 Legal opinion, dated June 21, 2000, of Young, Williams, Henderson & Fuselier, P.A. as to the legality of shares offered.

23(a)             Consent of Ernst & Young LLP.

23(b)             Consent  of Young,  Williams,  Henderson  &  Fuselier,  P.A.
                  (Included in Exhibit 5 hereto.)

23(c)             Consent of Freedman, Levy, Kroll & Simonds.

24 Power of Attorney. (Included on signature page of this Registration Statement.)

Item 9.     UNDERTAKINGS.

      1. The Company hereby undertakes:

            (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus  required by Section  10(a)(3)
            of the Securities Act;

                  (ii) To  reflect  in the  prospectus  any  facts  or  events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually, or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (iii) To include any  material  information  with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

      PROVIDED, HOWEVER, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.


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

            (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      2. The Company hereby undertakes that, for the purpose of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that it incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors and officers of the Company pursuant to the foregoing provisions, or otherwise, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will governed by the final adjudication of such issue.


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

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jackson, State of Mississippi, on this 21st day of June, 2000.


                            CAL-MAINE FOODS, INC.


                            By: /s/FRED R. ADAMS, JR.
                            -------------------------
                            Fred R. Adams, Jr.
                            Chairman of the Board and Chief
                              Executive Officer


                               POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Fred R. Adams, Jr. and/or Bobby J. Raines his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment thereto has been signed below by the following persons in the capacities and on the dates indicated:


        SIGNATURE                 TITLE                    DATE


    FRED R. ADAMS, JR.     Chairman of the Board,      June 21, 2000
    -----------------        Chief Executive Officer
    Fred R. Adams, Jr.      and Director
                             (Principal Executive
                              Officer)


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

        SIGNATURE                 TITLE                    DATE


    BOBBY J. RAINES        Vice President, Chief       June 21, 2000
    ---------------         Financial Officer,
    Bobby J. Raines         Treasurer, Secretary
                            and Director
                            (Principal Financial
                             Officer)


    CHARLES F. COLLINS     Vice President,             June 21, 2000
    ------------------      Controller and
    Charles F. Collins      Director
                            (Principal
                             Accounting Officer)


    RICHARD K. LOOPER      Director                    June 21, 2000
    -----------------
    Richard K. Looper


    ADOLPHUS B. BAKER      Director                    June 21, 2000
    -----------------
    Adolphus B. Baker


    JACK B. SELF           Director
    ------------
    Jack B. Self


    JOE M. WYATT           Director                    June 21, 2000
    ------------
    Joe M. Wyatt


                           Director
    --------
    W.D. Cox


                           Director
    -----------------
    R. Faser Triplett


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